UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2011

Strategic Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 658-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the 2011 annual meeting of stockholders (the “2011 Annual Meeting”) of Strategic Hotels & Resorts, Inc. (the “Company”) held on May 19, 2011, the Company’s stockholders, upon recommendation of the board of directors of the Company (the “Board”), approved the Company’s Second Amended and Restated 2004 Incentive Plan (the “Amended Plan”). Pursuant to the terms of the Amended Plan, (i) the number of securities authorized and reserved for issuance increased from 4,200,000 shares to 9,700,000 shares of the Company’s common stock or units of its operating partnership, Strategic Hotel Funding, L.L.C. (“OP Units”), and (ii) the termination date of the plan was extended from June 21, 2014 to December 31, 2016. Under the terms of the Amended Plan, the Company may make grants of restricted stock and restricted stock units, nonqualified and incentive stock options to purchase common stock, stock appreciation rights, other stock or cash-based awards and OP Units to its employees, non-employee directors and other persons who provide the Company with advisory or consulting services (except that only employees are eligible to receive an award of an incentive stock option). The Amended Plan is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 11, 2011. The Amended Plan is also attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 19, 2011, the Company held the 2011 Annual Meeting. At the 2011 Annual Meeting, stockholders considered and voted upon the following proposals:

1.	The election of nine directors (identified in the table below) to serve until the Company’s next annual meeting of stockholders and until such directors’ successors are duly elected and qualify;

2.	The approval of the Amended Plan;

3.	The approval, by a non-binding advisory vote, of the Company’s executive compensation;

4.	The recommendation, by a non-binding advisory vote, on the frequency of the advisory vote on the Company’s executive compensation; and

5.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2011.

The following table sets forth the number of votes in favor, the number of votes withheld and broker non-votes with respect to the election of directors:

Director	Votes in Favor	Votes Withheld	Broker Non-Votes

Robert P. Bowen	106,842,324	11,989,913	16,220,035

Kenneth Fisher	106,879,389	11,952,848	16,220,035

Raymond L. Gellein, Jr.	106,858,944	11,973,293	16,220,035

Laurence S. Geller	107,412,637	11,419,600	16,220,035

James A. Jeffs	106,957,307	11,874,930	16,220,035

Richard D. Kincaid	107,028,906	11,803,331	16,220,035

Sir David M.C. Michels	107,111,604	11,720,633	16,220,035

William A. Prezant	98,913,740	19,918,497	16,220,035

Eugene F. Reilly	106,877,274	11,954,963	16,220,035

The following table sets forth the number of votes in favor, the number of votes against, the number of abstentions and broker non-votes with respect to the approval of the Amended Plan:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes

101,153,766	17,264,092	414,379	16,220,035

The following table sets forth the number of votes in favor, the number of votes against, the number of abstentions and broker non-votes with respect to the approval, by a non-binding advisory vote, of the Company’s executive compensation:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes

77,391,551	41,036,785	403,091	16,220,035

The following table sets forth the number of votes for “1 Year,” “2 Years,” “3 Years,” and the number of abstentions and broker non-votes with respect to the recommendation, by a non-binding advisory vote, on the frequency of the advisory vote on the Company’s executive compensation:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

109,879,222	357,114	8,226,588	369,313	16,220,035

In light of the voting results and other factors, the Board has decided to include the advisory stockholder vote on executive compensation in its proxy materials on an annual basis until the next required advisory vote on the frequency of the stockholder vote on executive compensation. The Company is required to hold votes on frequency every six years.

The following table sets forth the number of votes in favor, the number of votes against and the number of abstentions with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2011:

Votes in Favor	Votes Against	Abstentions

133,118,600	1,508,818	424,854

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Strategic Hotels & Resorts, Inc. Second Amended and Restated 2004 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 24, 2011

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ Stephen M. Briggs
	Name:	Stephen M. Briggs
	Title:	Senior Vice President & Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Strategic Hotels & Resorts, Inc. Second Amended and Restated 2004 Incentive Plan